Exhibit (g)(9)

APPENDIX E

TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

THE NORTHERN TRUST COMPANY

TRANSFER AGENT ACCOUNTS

DATED AS OF: AUGUST 4, 2004

Bank Account Operating Name	Bank Account Number
FGF Concentration	0050571